Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment to Registration Statement on Form S-1 of our report dated June 10, 1999 (except as to the second paragraph of Note 1, the second paragraph of Note 11 and Note 17, which is as of August 23,
1999) relating to the financial statements and financial statement schedule of Intellesale.com, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

October [__], 1999